CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 23, 1996 in this Registration Statement (Form N-1A No. 33-27896) of FFTW Funds, Inc.


/s/ Ernst & Young LLP
Ernst & Young LLP

New York, New York
January 22, 1997